UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 23, 2016

USANA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

On March 23, 2016, USANA Health Sciences, Inc. issued a press release announcing changes to the make-up of its Board of Directors, which will be proposed to shareholders at the Company’s Annual Shareholder Meeting on May 2, 2016.  The release provided an overview of the proposed changes, including the election of three new members to the Board, increasing the size of the Board to seven directors, and the upcoming retirement of two of its current Board members.  A copy of the press release is furnished herewith as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.  The company will also post this document on its corporate website, www.usanahealthsciences.com.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits

Exhibit 99                Press release issued by USANA Health Sciences, Inc. dated March 23, 2016 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By:	/s/ Paul A. Jones

Paul A. Jones, Chief Financial Officer

Date: March 23, 2016